Exhibit 32.4

CERTIFICATION

I, Thomas J. Benson hereby certify, for the purposes of section 1350 of chapter 63 of title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in my capacity as Senior Vice President, Chief Financial Officer and Principal Accounting Officer of Helen of Troy Limited (the “Company”), that, to my knowledge, the Amendment No. 1 to the Annual Report of Helen of Troy Limited on Form 10-K for the period ended February 29, 2004, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date: June 28, 2004

/s/ Thomas J. Benson
Thomas J. Benson
Senior Vice President, Chief Financial Officer
and Principal Accounting Officer